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                                      8-K
                                  EXHIBIT 99.14
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                                 June 30, 1995


TM Video International, Inc.
c/o Ticketmaster-Southern California, Inc.
3701 Wilshire Boulevard
7th Floor
Los Angeles, California 90010

     Re:  Loan to Video Jukebox Network International Limited

To the Board of Directors:

     Reference is hereby made to those certain documents set forth below, each of which is dated as of June 30, 1995 (collectively, the "Transaction Documents"):

     1. Secured Loan Agreement between TM/Video International, Inc. ("Ticketmaster") and Video Jukebox Network International Limited ("VJNIL"), together with the Secured Promissory Note of VJNIL issued in connection therewith;

     2.   Debenture between Ticketmaster and VJNIL (the "Debenture");

     3. Intercreditor Agreement among Ticketmaster, Video Jukebox Network, Inc. ("VJN"), VJNIL and the Agent thereunder; and

     4. License Agreement between VJN, as licensor, and VJNIL, as licensee, together with the side letter agreement containing VJN's representations and warranties with respect to the License Agreement.

     Without regard to the representations and warranties of VJN and/or VJNIL relating to intellectual property set forth in any of the Transaction Documents, in the event that during the thirty (30) month period following the Funding Date (as defined in the Secured Loan Agreement described above), VJNIL is prohibited or otherwise restricted from operating its business as it is conducted on the Funding Date as a result of any Claim or demand by a third party that the intellectual property licensed to VJNIL by VJN pursuant to the License Agreement (described above) conflicts with, misappropriates, infringes or otherwise violates any intellectual property rights of such third party ("Intellectual Property Matters"), then VJN shall (i) make Ticketmaster whole with respect to, and to the extent of, the total amount of principal, accrued but unpaid interest and fees and expenses then outstanding or owing to Ticketmaster under the Secured Loan Agreement and related documentation and (ii) indemnify and hold Ticketmaster harmless from any liability that Ticketmaster may incur as a result of its status as a debt holder with respect to VJNIL, which arises out of or is related to Intellectual Property Matters. Upon receipt in full of the amounts described in the foregoing clauses (i) and (ii), Ticketmaster shall cancel and return to VJNIL the Secured Promissory Note of VJNIL (as described above) and Ticketmaster shall execute and
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TM/Video International, Inc.
June 30, 1995
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deliver all such documents, and take such actions, as are necessary in order to release the Debenture.

     In the event that any Intellectual Property Matter giving rise to VJN's obligations hereunder arises solely out of or results solely from an act of Ticketmaster or any of its Affiliates (as defined in the Secured Loan Agreement), VJN shall be released from its obligations hereunder with respect to such Intellectual Property Matter.

     This letter agreement has been entered into and executed by Ticketmaster and VJN subsequent to the execution of all of the Transaction Documents and is not superseded or preempted by any provision of the Transaction Documents. This letter agreement shall be a contract made under and governed by the internal laws of the State of Delaware, without regard to conflict of laws principles.

     If the foregoing accurately sets forth our understanding, please so signify by signing the acknowledgement below.

                                   VIDEO JUKEBOX NETWORK, INC.



                                   By:  /s/ Alan McGlade
                                        -----------------------------------

                                   Name: Alan McGlade
                                   Title: President and CEO


Accepted and Acknowledged:         TM/VIDEO INTERNATIONAL, INC.



                                   By:  /s/ Norman J. Gantz
                                        -----------------------------------
                                   Name: Norman J. Gantz
                                   Title: Secretary